                                                                     EXHIBIT 4.6

          THIS DEBENTURE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO BREED TECHNOLOGIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT OT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE TRANSFEROR MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE INDENTURE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION." "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


Cusip No. 106702 AA 1                                  $257,732,000
Certificate No. 1

                            BREED TECHNOLOGIES, INC.

               6.50% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2027

     BREED TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Institutional Trustee for the benefit of BTI Capital Trust, or registered assigns, the principal sum of two hundred fifty seven million seven hundred thirty-two thousand dollars ($257,732,000) on November 15, 2027 and to pay interest thereon from November 25, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, quarterly (subject to deferral as set forth in the Indenture), in arrears, on February 15, May 15, August 15 and November 15 (each an "Interest Payment Date") of each year, commencing February 15, 1998, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date (the "Regular Record Date"). In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but fewer than 60 days prior to the Interest Payment Date. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Indenture Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder or creditor upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Indenture Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 25, 1997

                                       BREED TECHNOLOGIES, INC.


                                       By: /s/ Charles J. Speranzella, Jr.
                                          -----------------------------------
                                          Name:   Charles J. Speranzella, Jr.
                                          Title:  Vice Chairman


Attest:

/s/ Lizanne Guptill
_____________________
Lizanne Guptill

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Debt Securities referred to in the within-mentioned Indenture.

Wilmington Trust Company,
  as Indenture Trustee


By: /s/ ^^
   --------------------
   Authorized Signatory



Dated: November 25, 1997

     This Debenture is one of a duly authorized issue of securities of the Company designated as its 6.50% Convertible Subordinated Debenture Due 2027 (herein called the "Debentures"), in aggregate principal amount of $257,732,000, issued and to be issued under an Indenture, dated as of November 25, 1997 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as Indenture Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Debentures include those stated in the Indenture and those made or deemed part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Debentures are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Debenture as provided in the Indenture. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

     (1) Interest. The Debentures shall bear interest at the rate of 6.50% per annum, from the original date of issuance, payable quarterly (subject to deferral as set forth herein), in arrears, on February 15, May 15, August 15 and November 15 (each an "Interest Payment Date") of each year, commencing February 15, 1998 to the Person in whose name the Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date (the "Regular Record Date"). Interest will compound quarterly and will accrue at the rate of 6.50% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth below.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     If at any time the Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Debentures, such amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     The principal of and interest on the Debentures shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     (2) Option to Extend Interest Payment Period. So long as no Indenture Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of the Debentures to defer payments of interest by extending the interest payment period for a period (each, an "Extension Period") not exceeding 20 consecutive quarters with respect to each Extension Period; provided, that no Extension Period may extend beyond the maturity date of the Debentures, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Debentures, to the extent permitted by applicable law ("Compounded Interest"); provided further, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, or make any distribution or liquidation payment with respect to, or redeem, purchase or acquire, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases of acquisitions of shares of the Company's Common Stock to be used in connection with the acquisitions of the Company's Common Stock by shareholders pursuant to a dividend reinvestment plan, or (v) stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is paid), (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Debentures and (iii) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters; and provided further, that no Extension Period may extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period shall be due and payable.

     If the Institutional Trustee shall be the sole Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities would be payable, if not for such Extension Period or (ii) if the Preferred Securities are listed on the Nasdaq National Market or any other stock exchange or quotation system, the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such Distribution would be payable if not for such Extension Period, but in any event not less than one Business Day prior to such record date.

     If the Institutional Trustee shall not be the sole Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to Holders of the Debentures on the record or payment date of such related interest payment.

     The quarter in which any notice is given pursuant to paragraphs second and third of this Section 2 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph one of this Section 2.

     (3) Paying Agent and Security Registrar. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

     (4) Redemption. The Debentures are redeemable, in whole or in part, at any time or from time to time on or after November 25, 2000 upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as a percentage of the principal amount of Debentures) specified below for the 12 month period commencing November 25 in the year indicated:

                                      Percentage of
                                      Principal
     Year                             Amount
     -----                         -----------------

     2000                             102.60    %
     2001                             101.30

     and 100% if redeemed on or after November 25, 2002 plus, in each case, accrued and unpaid interest (including Additional Interest and Compound Interest, if any) to, but not including the date set for redemption. On and after the Redemption Date, interest ceases to accrue on the Debentures or portions of them called for redemption.

     The Company may also redeem the Debentures, in whole or in part, at any time under certain circumstances upon the occurrence of a Tax Event (as defined in the Declaration), at a redemption price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest and Compound Interest, if any, to the date set for redemption. On and after the date set for redemption, interest ceases to accrue on the Debentures or portions of them called for redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at such Holder's address appearing in the Security Register. The Debentures in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. In the event of a redemption of less than all of the Debentures, the Debentures will be chosen for redemption by the Trustee in accordance with the Indenture.

     If this Debenture is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Debenture is registered at the close of business on such record date.

     (5) Sinking Fund. The Debentures are not entitled to the benefit of any sinking fund.

     (6) Subordination. The payment of the principal of (including redemption payments), premium, if any, or interest (including Additional Interest and Compound Interest, if any) on, the Debentures is subordinate and junior in right of payment to all existing and future Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. Each holder, by accepting a Debenture, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

     (7) Conversion. The Holder of any Debenture has the right, exercisable at any time on or after January 25, 1998 and prior to 5:00 P.M. (Eastern time) on the Business Day immediately preceding the date of repayment of such Debentures, whether at maturity or upon redemption (or, in the case of Convertible Debentures called for redemption, the close of business or the Business Day prior to the Redemption Date), at the Initial Conversion Price, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 2.1973 shares of Common Stock for each Debenture (equal to a conversion price of $22.755 per share of Common Stock), subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount of the Debenture converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

     To convert a Debenture, a Holder must (i) complete and sign a conversion notice substantially in the form attached hereto, (ii) surrender the Debenture to a Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (iv) pay any transfer or similar tax, if required. If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder shall be required to pay to the Company the interest payment on the subsequent Interest Payment Date and, will be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extension Period, a notice of redemption is mailed pursuant to Section 11.06 of the Indenture and a Debenture is converted after such mailing but prior to the relevant Redemption Date, all accrued but unpaid interest (including Additional Interest and Compound Interest, if any) through the date of conversion shall be paid to the holder of such Debenture on the Redemption Date. Except as otherwise expressly provided in the immediately preceding two sentences, in the case of any Debenture that is converted prior to any Regular Record, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Interest and Compound Interest, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.07 of the Indenture and this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     (8) Registration, Transfer, Exchange and Denominations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Debenture in part only, a new

Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     (9) Persons Deemed Owners. Except as provided in the Indenture, the registered Holder of a Debenture may be treated as its owner for all purposes.

     (10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Debentures entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (11) Defaults and Remedies. The Debentures shall have the Events of Default as set forth in Section 5.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Debentures by notice to the Company and the Trustee may declare all the Debentures to be due and payable immediately.

     The holders of a majority in principal amount of the Debentures then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Debentures are unsecured general obligations of the Company. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     (12) Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all the Debentures to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     (13) Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

     (14) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

     (15) Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     (16) Authentication. The Debentures shall not be valid until authenticated by the manual or facsimile signature of an authorized officer of the Trustee or an authenticating agent.

                              -------------------

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

----------------
          (Insert assignee's social security or tax identification number)


------------------------------------------------------------------------------

------------------------------------------------------------------------------

----------------
                   (Insert address and zip code of assignee)






and irrevocably appoints


------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                                     agent to
---------------------------------------------------------------------
transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.


Date:
     ------------------------------


-----------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Debenture)


Signature Guarantee:/1/
                       ---------------------










---------------------
/1/    Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

To:  Wilmington Trust Company, as Conversion Agent

     The undersigned owner of these Debentures hereby irrevocably exercises the option to convert these Debentures, or the portion below designated, into Common Stock (the "Common Stock") of Breed Technologies, Inc. (the "Company") in accordance with the terms of the Indenture, between the Company and Wilmington Trust Company, as Trustee. Pursuant to the aforementioned exercise of the option to convert this Debenture, the undersigned hereby directs the Conversion Agent to convert the Debentures herein designated, on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Debentures).

     The undersigned also hereby directs the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

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

Date:
      --------------------

Number of Debentures to be converted ($50 or integral
multiples thereof):
                    --------------------------

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

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----------------------------------------
(Sign exactly as your name appears on the Debenture) (for conversion only)

Please Print or Typewrite Name and
Address, Including Zip Code, and Social
Security or Other Identifying Number.

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Signature Guarantee:/2/
                       -------------








--------------------------
/2/    Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                       13